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                                                                    Exhibit 99.1


                                                                  [GENUITY LOGO]




MEDIA CONTACTS:                                   INVESTOR RELATIONS CONTACTS:
Susan Kraus, 781-865-3511                         George Lieb, 781-865-4121
John Vincenzo, 781-865-5468                       Arleen Llerandi, 781-865-3544


                                                                   July 25, 2002

      GENUITY INCREASES CASH ON HAND TO SUPPORT FUTURE FUNDING REQUIREMENTS


Woburn, Mass. -- Genuity Inc. (GENU: NASDAQ) today announced it has requested that the global consortium of banks, which provided the company with a $2 billion line of credit, fund the remaining $850 million. Genuity made the request of the banks on Monday morning, July 22, 2002. To date, it has received approximately $723 million, with eight of the nine banks fulfilling their funding obligations, bringing its current total cash balance to approximately $1.3 billion.

         The original facility, which was led by The Chase Manhattan Bank, Citibank, Credit Suisse First Boston and Deutsche Bank, was signed in September 2000.

         Presently, Deutsche Bank is the only member of the consortium that has failed to fulfill its obligation under the credit facility, and Genuity indicated that it has taken legal action to require them to satisfy their obligations.

         Subsequent and independent of this announcement, Genuity also today announced that on Wednesday, July 24, 2002, at the close of business, Verizon unexpectedly informed the company that it had decided to relinquish its option to acquire a controlling interest in Genuity, causing a default under Genuity's credit facilities. (See press release titled "Genuity Issues Statement Regarding Verizon's Decision to Cancel Option to Re-Integrate Genuity" for more details.) Genuity is currently working with the banks to discuss the impact of these events.


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ABOUT GENUITY
-------------
Genuity is a leading provider of enterprise IP networking services. The company combines its Tier 1 network with a full portfolio of managed Internet services, including dedicated and broadband access, Internet security, Voice over IP
(VoIP), and Web hosting to provide converged voice and data solutions. With annual revenues of more than $1 billion, Genuity (NASDAQ: GENU and NM: Genuity A-RegS 144) is a global company with offices and operations throughout the U.S., Europe, Asia and Latin America. Additional information about Genuity can be found at www.genuity.com.



                           FORWARD-LOOKING STATEMENTS
                           --------------------------

This announcement contains forward-looking statements. For each of these statements, Genuity Inc. claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. If future events and actual performance differ materially from Genuity's assumptions, actual results could vary significantly from the performance projected in these forward-looking statements.

These forward-looking statements are based on the company's current knowledge, beliefs, expectations and specific assumptions with respect to future business decisions. Accordingly, the statements are subject to significant risks, contingencies and uncertainties that could cause actual operating results, performance or business prospects to differ materially from those expressed in, or implied by, these statements. These risks, contingencies and uncertainties include, but are not limited to: expectations as to the company's future revenue, margins, expenses and capital requirements; the company's ability to develop and maintain a successful relationship with significant customers; the company's ability to successfully reduce its cost structure; the company's ability to successfully maintain and continue to strengthen its brand recognition; volatility of the market for certain products; and expansion decisions relating to our capacity and network infrastructure. The company also faces uncertainty concerning the effect of Verizon's decision to relinquish its option to acquire a controlling interest in the company and concerning the outcome of discussions with our lenders regarding the default under our credit agreement arising from Verizon's decision to relinquish its option.


For a more detailed discussion of the risks and uncertainties of Genuity's business, please refer to the company's Annual Report on Form 10-K for the year ended December 31, 2001 and the Quarterly Report for the period ended March 31, 2002 as filed with the Securities and Exchange Commission, which discuss in greater detail the important factors that could cause actual results to differ materially.

The Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. Further disclosures that the company makes on related subjects in its additional filings with the Securities and Exchange Commission should be consulted.